SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2017

Charter Communications, Inc.

CCO Holdings, LLC

CCO Holdings Capital Corp.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

001-33664	84-1496755
001-37789	86-1067239
333-112593-01	20-0257904
(Commission File Number)	(I.R.S. Employer Identification Number)

400 Atlantic Street

Stamford, Connecticut 06901

(Address of principal executive offices including zip code)

(203) 905-7801

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

ITEM 7.01. REGULATION FD DISCLOSURE

Charter Communications, Inc. (along with its subsidiaries, “Charter”) today announced that its subsidiaries, CCO Holdings, LLC and CCO Holdings Capital Corp. (collectively, the “Issuers”), intend to offer $1.5 billion in aggregate principal amount of senior unsecured notes due 2028 (the “Notes,” and the offering thereof, the “Notes Offering”). We intend to use the net proceeds from this offering to pay related fees and expenses and for general corporate purposes, including, to fund potential buybacks of Class A common stock of Charter or common units of Charter Communications Holdings, LLC, a subsidiary of Charter. The Notes will be sold to qualified institutional buyers in reliance on Rule 144A and outside the United States to non-U.S. persons in reliance on Regulation S. The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws and, unless so registered, may not be offered or sold in the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. The offering is subject to, among other things, market conditions.

This report is neither an offer to sell nor a solicitation of an offer to buy the Notes and shall not constitute an offer, solicitation or sale, nor is it an offer to purchase, or the solicitation of an offer to sell the Notes in any jurisdiction in which such offer, solicitation, or sale is unlawful.

In connection with the Notes Offering, certain information is being provided to potential investors and is furnished below.

On May 8, 2017, we announced an agreement with Comcast Corporation (“Comcast”) to, for one year, explore potential opportunities for operational cooperation in our respective wireless businesses to accelerate and enhance each company’s ability to participate in the national wireless marketplace. We and Comcast have each separately activated a mobile virtual network operator (“MVNO”) reseller agreement with Verizon Wireless, and we have each agreed to explore working together in a number of potential operational areas in the wireless space, including: creating common operating platforms; technical standards development and harmonization; device forward and reverse logistics; and emerging wireless technology platforms. The efficiencies created are expected to provide more choice, innovative products and competitive prices for customers in each of their respective footprints. Additionally, the companies have agreed to work only together with respect to national mobile network operators, through potential commercial arrangements, including MVNOs and other material transactions in the wireless industry, for a period of one year. We intend to consider and pursue opportunities in the wireless space which may include entering into joint ventures or partnerships with wireless or cable providers which may require significant investment in our wireless business. There is no assurance we will enter into such arrangements or that if we do, that they will be successful.

Charter does not intend for this Item 7.01 to be treated as “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference into its filings under the Securities Act.

Cautionary Statement Regarding Forward-Looking Statements

This report includes forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act regarding, among other things, the impact of the Comcast agreement, the Notes Offering and use of proceeds. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions including, without limitation, the risk factors described in our reports or documents that we file from time to time with the Securities and Exchange Commission. Many of the forward-looking statements contained in this report may be identified by the use of forward-looking words such as “believe,” “expect,” “anticipate,” “should,” “planned,” “will,” “may,” “intend” and “potential,” among others.

All forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by this cautionary statement. We are under no duty or obligation to update any of the forward-looking statements after the date of this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, each of Charter Communications, Inc., CCO Holdings, LLC and CCO Holdings Capital Corp. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER COMMUNICATIONS, INC., Registrant

	By:	/s/ Patricia A. Baldes
Patricia A. Baldes
Vice President - External Reporting and
Date: June 21, 2017		Accounting Policy

CCO Holdings, LLC, Registrant

	By:	/s/ Patricia A. Baldes
Patricia A. Baldes
Vice President - External Reporting and
Date: June 21, 2017		Accounting Policy

CCO Holdings Capital Corp., Registrant

	By:	/s/ Patricia A. Baldes
Patricia A. Baldes
Vice President - External Reporting and
Date: June 21, 2017		Accounting Policy